Exhibit 99.2

For Immediate Release

Christopher O’Hara Appointed President of U.S. Wireless Data

        New York, NY -- December 20, 2000 -- U.S. Wireless Data, Inc. (USWD) (OTC: USWE), the leader in applying wireless technology to the transaction processing industry, today announced the appointment of Christopher W. O'Hara as President, a newly created position, reporting to Dean M. Leavitt, Chairman and Chief Executive Officer.

        O’Hara joins USWD from International Check Services, where he served as President and Chief Operating Officer. International Check Services is the country’s second largest check processing company, authorizing over $31 billion in check sales annually. O’Hara brings more than 15 years of experience in the merchant acquisition and transaction processing industry. In the past year, ICS has acquired and integrated eight companies to become the nation’s fastest growing check acceptance company. Prior to International Check Services, O’Hara was General Manager of National Processing Company’s Merchant Services Division (NYSE: NAP) an 87% owned subsidiary of National City Bank (NYSE: NCC). Throughout his career, O’Hara has managed sales, operations, MIS, product development, and business integration efforts along with full P&L responsibilities. At U.S. Wireless Data, O’Hara will oversee sales, business development, account management, and marketing efforts.

        Commenting on this addition to U.S. Wireless Data’s senior management team, Leavitt stated, “The breadth and depth of Chris’s experience in the areas of merchant payment processing will be a great asset to the company. We eagerly anticipate the synergies that his expertise will provide as we rapidly expand the wireless transaction processing marketplace.”

        “I am delighted to have the opportunity to join the industry leader. U.S. Wireless Data is extremely well positioned to achieve dynamic growth -- our technology, employees, and alliance partners are the best in the industry,” said O’Hara. “I look forward to executing our business strategies and to maximize value for our customers and shareholders.”

About U.S. Wireless Data, Inc.
        U.S. Wireless Data, Inc. (www.uswirelessdata.com), founded in 1991, markets proprietary technology that brings together three large, rapidly growing industries–transaction processing, wireless data transport and the Internet–to enable wireless payment processing. The company’s Synapsesm platform provides a gateway among all of the parties within a wireless point-of-sale (POS) transaction. This enables businesses that require mobility (i.e., not tethered to a telephone line) and/or faster transaction speed to accept wireless point-of-sale payments. By providing a seamless interface among merchants’ POS terminals, wireless carriers and card processors, credit, debit and other card transactions can be processed as fast as cash, without the cost and inconvenience of a telephone line. In addition, Synapse Internet-based tools offer on-line, real-time transaction monitoring, remote diagnostics and automated terminal activation. The company is headquartered in New York City.

Forward-Looking Statements: Except for historical information contained herein, this news release contains forward-looking statements that involve risk and uncertainties. While the management of the Company believes that current expectations reflect reasonable assumptions, actual results could vary materially depending on risks and uncertainties including, but not limited to: success of the Company’s new business plan; market acceptance of the Company’s products; the Company’s requirement for additional capital; the failure to execute definitive agreement with potential strategic alliance partners; technological change; system capacity constraints or system failures; the ability of the Company to develop new distribution channels; or competition. The Company assumes no obligation to update this information. The reports filed by the Company pursuant to United States securities laws contain a detailed discussion of these factors and certain other risks to which the Company is subject. Management of the Company advises the reader to review these reports (which are available from the United States Securities and Exchange Commission’s EDGAR database at http://www.sec.gov and at various other reference facilities in the United States).

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For Additional Information, Contact:

U.S. Wireless Data, Inc
Press Contact:                                                   Investor Relations Contact:
Phillippa Perkins                                                 William A. Walkowiak, CFA
Edelman PR Worldwide                                     Lippert/Heilshorn & Associates
(212) 642-7747                                                      (212) 838-3777
phillippa.perkins@edelman.com                       william@lhai.com